Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports First Quarter 2016 Financial Results

CHICAGO –April 25, 2016- Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of senior-level executive search, leadership consulting and culture shaping services globally, today announced financial results for its first quarter ended March 31, 2016.

•	Consolidated net revenue (revenue before reimbursements) increased 13.1 percent, or $15.0 million, to $130.2 million from $115.2 million in the 2015 first quarter. Net revenue increased 15.9 percent on a constant currency basis.

•	The number of Executive Search consultants was 313 at March 31, 2016, compared to 307 at December 31, 2015 and 302 at March 31, 2015.

•	Operating income declined $2.8 million to $3.9 million and Adjusted EBITDA declined $1.5 million to $10.8 million.

•	The company incurred a one-time charge to operating income and net income of $2.1 million (or $0.11 per share) in the quarter to reposition its Leadership Consulting business, mostly in Europe.

•	The company invested $2.2 million in new and existing leadership and client service talent for its Culture Shaping business.

Consolidated net revenue (revenue before reimbursements) increased 13.1 percent, or $15.0 million, to $130.2 million from $115.2 million in the 2015 first quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $3.3 million, or 2.9 percent, consolidated net revenue increased $18.3 million or 15.9 percent.

Executive Search and Leadership Consulting net revenue increased 13.8 percent year over year, or $14.8 million, to $121.8 million from $107.0 million in the 2015 first quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $3.2 million, or 3.0 percent, net revenue in this business increased $18.0 million or 16.8 percent. The Americas and Europe regions drove first quarter revenue growth with Americas up 16.6 percent (19.0 percent on a constant currency basis) and Europe up 36.1 percent (40.8 percent on a constant currency basis). Asia Pacific revenue declined 13.2 percent (9.9 percent on a constant currency basis). From a global practices perspective, the Global Technology & Services, Healthcare & Life Sciences, and Financial Services practices were the drivers of 2016 first quarter year-over-year growth.

Net revenue from Culture Shaping services increased 2.8 percent, or $0.2 million, to $8.3 million from $8.1 million in the 2015 first quarter. The impact of exchange rate fluctuations adversely impacted results by $0.1 million or 1.4 percent.

The company ended the first quarter with 332 Executive Search and Leadership Consulting consultants compared to 323 at March 31, 2015. Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.5 million in the 2016 first quarter, compared to $1.4 million in the 2015 first quarter. Specific to Executive Search, the company’s largest business, the number of Executive Search consultants was 313 compared to 302 at March 31, 2015. The number of confirmed searches in the 2016 first quarter increased 7.1 percent compared to the 2015 first quarter. The average revenue per executive search was $104,300, or $106,300 on a constant currency basis, compared to $102,700 in the 2015 first quarter.

Following the acquisitions of Co Company in the 2015 fourth quarter and Decision Strategies International (DSI) in the 2016 first quarter, the company took the opportunity to reposition its Leadership Consulting business for future growth. The integration of these acquisitions with the company’s legacy business and the realignment of resources around its strategic service offering resulted in approximately $2.1 million of non-recurring salary and employee benefits and general and administrative expenses in the 2016 first quarter, primarily in Europe.

“Our first quarter results reflect continued strengthening of our Executive Search business, with especially strong results in the Americas and Europe driving revenue growth,” said Tracy Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “The results also reflect our investments in non-search businesses to improve our ability to serve clients as well as to deliver growth and profitability going forward. The February acquisition of DSI and subsequent realignment within Leadership Consulting were important steps in building our service offering. We also made planned investments in our Culture Shaping business, in leadership and new client service talent, to sustain the growth of this business and develop the next generation of culture practitioners.”

Salaries and employee benefits expense in the 2016 first quarter increased 16.1 percent, or $12.6 million, to $91.1 million from $78.5 million in the 2015 first quarter. Variable compensation expense increased $2.8 million primarily related to higher bonus accruals for consultant performance. Fixed compensation expense increased $9.8 million, mostly reflecting compensation related to acquisitions and new hires over the last year and the $2.2 million of increased expense in Culture Shaping. There will be expense for these investments in Culture Shaping throughout the year, although to a lesser extent than in the 2016 first quarter. Salaries and employee benefits expense was 70.0 percent of net revenue for the quarter, compared to 68.1 percent in the 2015 first quarter.

Wolstencroft added, “To grow and strengthen our business around the world, and provide greater return to our shareholders, we must continue to invest in attracting, developing and retaining the very best professionals. The increase in salaries and employee benefits expense reflects our ongoing commitment to that strategy, as well as to growing our non-search businesses. Investments in new executive search talent in 2015 contributed to revenue growth in the Americas and Europe in the first quarter. I am confident that these investments will have a positive impact on the growth and profitability of our business in the future.”

General and administrative expenses increased 17.3 percent, or $5.2 million, to $35.2 million from $30.0 million in the 2015 first quarter. The increase reflects costs associated with the repositioning of its Leadership Consulting business, ongoing general and administrative expenses related to Co Company and DSI, as well as the timing of training, meetings, and departmental spending. As a percentage of net revenue, general and administrative expenses were 27.0 percent compared to 26.1 percent in the 2015 first quarter.

Adjusted EBITDA(1) in the 2016 first quarter decreased 12.1 percent, or $1.5 million, to $10.8 million compared to $12.3 million in the 2015 first quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2016 first quarter was 8.3 percent compared to 10.7 percent in the 2015 first quarter.

Operating income in the 2016 first quarter declined $2.8 million to $3.9 million, and operating margin (operating income as a percentage of net revenue) was 3.0 percent. This compares to operating income of $6.7 million and operating margin of 5.8 percent in the 2015 first quarter. The year-over-year declines in Adjusted EBITDA and operating income reflect increases in salaries and employee benefits and general and administrative expenses partially offset by the increase in net revenue.

Net income in the 2016 first quarter declined to $1.3 million and diluted earnings per share were $0.07, based on an effective tax rate of 66.8 percent in the quarter and a full-year projected tax rate of approximately 45 percent. In the 2015 first quarter, the company reported net income of $3.4 million and diluted earnings per share of $0.18 based on an effective tax rate of 47.5 percent in the quarter.

Net cash used by operating activities in the 2016 first quarter, which includes annual bonus payments, was $119.2 million, compared to $87.8 million in the 2015 first quarter. Following the payment of bonuses, and the acquisition of DSI, cash and cash equivalents at March 31, 2016 were $62.0 million compared to $190.5 million at December 31, 2015 and $107.6 million at March 31, 2015 ($79.6 million net of debt).

Second Quarter 2016 Outlook

The company is forecasting second quarter 2016 consolidated net revenue of between $145 million and $155 million. This forecast is based on the average currency rates in March 2016 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Wolstencroft added, “Our first quarter revenue growth and our second quarter revenue guidance are very encouraging. The strength of our business is a testament to our consultant teams and the progress we are making in the marketplace with our clients. We are winning higher quality engagements and receiving tangible feedback from global leaders that Heidrick & Struggles is making a difference to leaders, leadership teams and organizations. I believe that our clients will continue to demand more from our firm, and as such, our people and our service capabilities will continue to be a positive differentiation in the marketplace. We made important investments in the first quarter that we believe will drive an increase in client service, operating performance and shareholder value going forward.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its first quarter results today, April 25, at 4:00 pm Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the executive talent and leadership needs of the world’s top organizations as a premier provider of leadership consulting, culture shaping and senior-level executive search services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm serves as a trusted advisor, providing integrated leadership solutions and helping its clients change the world, one leadership team at a time. www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA(1) refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, manage and retain qualified executive search consultants and senior leaders; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowances on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2015, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed - Vice President, Investor Relations & Real Estate:

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Lia Randazzo - Director, External Communications:

312.496.1788, lrandazzo@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2016	2015	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$130,189	$115,153	$15,036	13.1%
Reimbursements	4,098	3,326	772	23.2%

Total revenue	134,287	118,479	15,808	13.3%
Operating expenses:
Salaries and employee benefits	91,118	78,473	12,645	16.1%
General and administrative expenses	35,203	30,008	5,195	17.3%
Reimbursed expenses	4,098	3,326	772	23.2%

Total operating expenses	130,419	111,807	18,612	16.6%

Operating income	3,868	6,672	(2,804)	-42.0%
Non-operating income (expense):
Interest, net	72	(71)
Other, net	49	(75)

Net non-operating income (expense)	121	(146)

Income before income taxes	3,989	6,526
Provision for income taxes	2,664	3,100

Net income	1,325	3,426
Other comprehensive income (loss), net of tax	1,330	(682)

Comprehensive income	$2,655	$2,744

Basic weighted average common shares outstanding	18,448	18,249
Dilutive common shares	531	315

Diluted weighted average common shares outstanding	18,979	18,564

Basic net income per common share	$0.07	$0.19
Diluted net income per common share	$0.07	$0.18
Salaries and employee benefits as a% of net revenue	70.0%	68.1%
General and administrative expense as a% of net revenue	27.0%	26.1%
Operating income as a% of net revenue	3.0%	5.8%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended March 31,
			$	%	2016	2015
	2016	2015	Change	Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$75,201	$64,475	$10,726	16.6%
Europe	26,761	19,658	7,103	36.1%
Asia Pacific	19,884	22,904	(3,020)	-13.2%

Total Executive Search and Leadership Consulting	121,846	107,037	14,809	13.8%
Culture Shaping	8,343	8,116	227	2.8%

Revenue before reimbursements (net revenue)	130,189	115,153	15,036	13.1%
Reimbursements	4,098	3,326	772	23.2%

Total revenue	$134,287	$118,479	$15,808	13.3%

Operating income (loss):
Executive Search and Leadership Consulting
Americas	$17,907	$13,902	$4,005	28.8%	23.8%	21.6%
Europe	(1,137)	(497)	(640)	NM	-4.2%	-2.5%
Asia Pacific	371	2,890	(2,519)	-87.2%	1.9%	12.6%

Total Executive Search and Leadership Consulting	17,141	16,295	846	5.2%	14.1%	15.2%
Culture Shaping	(2,056)	821	(2,877)	NM	-24.6%	10.1%

Total segments	15,085	17,116	(2,031)	-11.9%	11.6%	14.9%
Global Operations Support	(11,217)	(10,444)	(773)	-7.4%	-8.6%	-9.1%

Operating income	$3,868	$6,672	($2,804)	-42.0%	3.0%	5.8%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Current assets:
Cash and cash equivalents	$62,047	$190,452
Accounts receivable, net	95,543	76,058
Prepaid expenses	21,986	19,197
Other current assets	15,163	18,447
Income taxes recoverable	8,377	4,809

Total current assets	203,116	308,963

Non-current assets:
Property and equipment, net	35,260	36,498
Assets designated for retirement and pension plans	17,667	16,857
Investments	16,388	14,145
Other non-current assets	13,516	11,115
Goodwill	136,691	131,122
Other intangible assets, net	20,398	18,687
Deferred income taxes	33,385	35,331

Total non-current assets	273,305	263,755

Total assets	$476,421	$572,718

Current liabilities:
Accounts payable	$7,779	$6,150
Accrued salaries and employee benefits	60,463	158,875
Deferred revenue, net	34,658	29,724
Other current liabilities	34,596	31,239
Income taxes payable	1,135	3,442

Total current liabilities	138,631	229,430

Non-current liabilities:
Accrued salaries and employee benefits	22,891	32,690
Retirement and pension plans	39,296	35,949
Other non-current liabilities	20,740	19,847

Total non-current liabilities	82,927	88,486

Stockholders’ equity	254,863	254,802

Total liabilities and stockholders’ equity	$476,421	$572,718

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows - operating activities:
Net income	$1,325	$3,426
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,672	3,732
Deferred income taxes	2,270	296
Stock-based compensation expense	1,831	1,033
Accretion expense related to earnout payments	345	298
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(17,048)	(16,198)
Accounts payable	1,523	2,315
Accrued expenses	(105,719)	(76,923)
Deferred revenue	4,304	228
Income taxes payable, net	(5,812)	(4,612)
Retirement and pension assets and liabilities	2,294	1,308
Prepaid expenses	(2,564)	(794)
Other assets and liabilities, net	(5,603)	(1,880)

Net cash used in operating activities	(119,182)	(87,771)

Cash flows - investing activities:
Restricted cash	6,501	—
Acquisition of business and earnout payments	(8,770)	—
Capital expenditures	(721)	(6,282)
Purchases of available for sale investments	(2,132)	(1,154)
Proceeds from sale of available for sale investments	119	119

Net cash used in investing activities	(5,003)	(7,317)

Cash flows - financing activities:
Debt repayment	—	(1,500)
Cash dividends paid	(2,450)	(2,511)
Payment of employee tax withholdings on equity transactions	(2,676)	(820)
Acquisition earnout payments	(387)	(723)

Net cash used in financing activities	(5,513)	(5,554)

Effect of exchange rate fluctuations on cash and cash equivalents	1,293	(3,085)

Net decrease in cash and cash equivalents	(128,405)	(103,727)
Cash and cash equivalents at beginning of period	190,452	211,352

Cash and cash equivalents at end of period	$62,047	$107,625

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue before reimbursements (net revenue)	$130,189	$115,153
Net income	1,325	3,426
Interest, net	72	(71)
Other, net	49	(75)
Provision for income taxes	2,664	3,100

Operating income	3,868	6,672
Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,831	1,033
Senn Delaney retention awards	1,073	542
General and administrative expenses
Depreciation	2,285	2,566
Intangible amortization	1,387	1,166
Earnout accretion	345	298

Total adjustments	6,921	5,605

Adjusted EBITDA	$10,789	$12,277

Adjusted EBITDA Margin	8.3%	10.7%